Exhibit 99.1

N E W S R E L E A S E

Contacts:	Brett Manderfeld	John S. Penshorn
	Vice President	Senior Vice President
	952-936-7216	952-936-7214

Media:	Don Nathan
Senior Vice President
952-936-1885

(For Immediate Release)

UNITEDHEALTH GROUP TO HOST INVESTOR CONFERENCE

MINNEAPOLIS (December 1, 2008) – UnitedHealth Group (NYSE: UNH) will host its annual investor conference with institutional analysts and investors in New York City on Tuesday, December 2, 2008 beginning at 8:00 a.m. EST. The meeting will include presentations from a variety of senior leaders who will discuss the Company’s performance and outlook, including reviewing trends and specific management initiatives related to its various business units.

The Company will also host an audio webcast of this meeting and provide supplementary data points regarding its future financial outlook on its investors page at www.unitedhealthgroup.com. A replay of the conference will be available on the Company Web site through December 16, 2008. The slides and investor books containing answers to questions frequently asked by investors and related data about the Company’s businesses will also be available on the Company’s investors page at www.unitedhealthgroup.com.

In conjunction with the meeting, the Company will affirm its previous outlook for 2008 net earnings of $2.95 to $2.98 per share, as adjusted1. Management will also discuss its 2009 financial outlook, which includes revenues of $85 billion to $86 billion, cash flows from operations of approximately $5 billion, and earnings of $2.90 to $3.15 per share.

[1]	Adjusted net earnings per share is a non-GAAP financial measure. Further information is included in the attached reconciliation schedule.

About UnitedHealth Group

UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, OptumHealth, Ingenix and Prescription Solutions. Through its family of businesses, UnitedHealth Group serves more than 70 millions individuals nationwide. Visit www.unitedhealthgroup.com for more information.

Forward-Looking Statements

This press release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will,” “should” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and uncertainties and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an independent committee of directors of our historical stock option practices; the consequences of the restatement of our previous financial statements, related governmental reviews, including a formal investigation by the Securities and Exchange Commission, and review by the Internal Revenue Service, U.S. Congressional committees, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, a related review by a special litigation committee of the Company, and related shareholder derivative actions, including obtaining court approval of the settlement agreements between the Company and certain named defendants and the dismissal of the derivative claims against all named defendants, shareholder demands, and purported securities and Employee Retirement Income Security Act (ERISA) class actions, including the completion of final documentation relating to the settlement of the ERISA class action, and obtaining court approval of the proposed settlement of the securities and ERISA class actions, the resolution of matters currently subject to an injunction issued by the United States District Court for the District of Minnesota, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contracts with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; failure to achieve business growth targets, including membership and enrollment; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service professionals; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care professional disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; failure to complete or receive anticipated benefits of acquisitions; change in debt to total capital ratio that is lower or higher than we anticipated; the potential consequences of the New York Attorney General’s investigation into our provider reimbursement practices; and the potential impact of the adverse conditions in the global economy and extreme disruption of financial markets on our revenues, sources of liquidity, investment portfolio, and our results of operations.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including the cautionary statements in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements.

# # #

UNITEDHEALTH GROUP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GAAP Diluted Net Earnings per Common Share	$2.57 to $2.60
Settlement of two class action lawsuits related to the Company’s historical stock option practices and related legal costs	0.45
Employee severance related to operating cost reduction initiatives and other items	0.02
Reduction in operating costs for proceeds from the sale of certain assets and membership in the individual Medicare Advantage business in Nevada	(0.09)

Diluted Net Earnings per Common Share Excluding Non-GAAP Reconciling Items	$2.95 to $2.98